Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

May 3, 2022

Board of Directors of Creek Road Miners, Inc. (formerly Wizard Brands, Inc.):

We hereby consent to the inclusion under the Form S-1 Registration Statement dated May 3, 2022, of our report dated March 31, 2022, with respect to the consolidated balance sheets of Creek Road Miners, Inc. (formerly Wizard Brands, Inc.) as of December 31, 2021 and 2020, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended and the related notes to the consolidated financial statements.

/s/ MaughanSullivan LLC
Manchester, VT
May 3, 2022